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                                                                    EXHIBIT 10.1

                               AMENDMENT NO. 2 TO
                     AMENDED AND RESTATED CREDIT AGREEMENT

                                                           As of August 15, 2000

FIRSTAR BANK,
 NATIONAL ASSOCIATION
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

HARRIS TRUST AND SAVINGS BANK
111 West Monroe Street
Chicago, Illinois 60603

BANK ONE, NA
111 East Wisconsin Avenue
P.O. Box 2033
Milwaukee, Wisconsin 53201


Gentlemen:

     Plexus Corp., a Wisconsin corporation (the "Company"), hereby agrees with each of you as follows:

     1. Definitions. Reference is made to that certain Amended and Restated Credit Agreement dated as of June 15, 2000, as amended to date (the "Credit Agreement"), between the Company and each of you pursuant to which the Company has issued its Line of Credit Notes dated June 15, 2000 (the "Original Notes"). All capitalized terms used and not otherwise defined herein shall have the meanings given to such terms by the Credit Agreement as amended hereby.

     2. Background. The Company has requested that the Aggregate Line Commitment under the Credit Agreement be increased on a temporary basis from $50,000,000 to $80,000,000 through December 31, 2000. On January 1, 2001, the
Aggregate Line Commitment under the Credit Agreement will automatically decrease to $50,000,000. The Banks have agreed to such temporary increase subject to all of the terms and conditions of this Amendment. Any additional Line of Credit Loans made from the date hereof through December 31, 2000, pursuant to the Credit Agreement as amended hereby, together with the unpaid balance of the Original Notes, shall be evidenced by new promissory notes of the Company in the form of Exhibit 1.4 to the Credit Agreement (the "Temporary Notes"), dated as of the date hereof, in the aggregate principal amount of $80,000,000. The Temporary Notes shall each be in the principal amount of each Bank's respective Line Commitment and shall be executed by the Company and delivered to the Banks against the return of the Original Notes to the Company. Accrued interest, if any, on the Original Notes outstanding on the date of issuance of the Temporary Notes shall be included in the interest due on the Temporary Notes on the first interest payment date specified therein or
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in the Credit Agreement.  On January 1, 2001, the Aggregate Line Commitment
under the Credit Agreement will automatically decrease to $50,000,000. Promptly after January 1, 2001, the Company shall execute and deliver new promissory notes in the form of Exhibit 1.4 to the Credit Agreement, dated as of January 1, 2001, in the aggregate principal amount of $50,000,000 (the "New Notes"). The New Notes shall be issued in replacement of the Temporary Notes and shall be executed by the Company and delivered to the Banks against the return of the Temporary Notes to the Company. Accrued interest, if any, on the Temporary Notes outstanding on January 1, 2001, shall be included in the interest due on the New Notes upon the first interest payment date specified therein or in the Credit Agreement.

     3. Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement shall be amended, as of the date first written above, as follows:

     (a) All references to the Credit Agreement in the Credit Agreement and in any other agreements relating thereto shall refer to the Credit Agreement as amended hereby.

     (b) All references in the Credit Agreement to the Line of Credit Notes issued thereunder and the loans evidenced thereby shall refer to the Temporary Notes or New Notes, as the case may be, issued hereunder and the loans evidenced thereby (including the unpaid balance of the Temporary Notes or Original Notes).

     (c) Section 1.4 is amended and restated as follows:

          Line of Credit. From time to time prior to June 15, 2001 or the earlier termination in full of the Commitments (in either case the "Line Termination Date"), and subject to all of the terms and conditions of this Agreement, the Company may obtain loans from each of the Banks ("Line of Credit Loans"), pro rata according to each Bank's Percentage Interest of the Aggregate Line Commitment, up to the lesser of (i) the Aggregate Line Commitment (and as to each Bank's respective Percentage Interest thereof, its "Line Commitment"), as terminated or reduced pursuant to Section 1.11, or (ii) the amount by which the Aggregate Commitment exceeds the sum of (A) the outstanding principal amount of all Line of Credit Loans and Swingline Loans, (B) the aggregate amount of Letter of Credit Obligations, and (C) the aggregate face amount of outstanding Commercial Paper; provided, however, that no Bank shall be required to make Line of Credit Loans in excess of its Line Commitment. From the Effective Date through December 31, 2000, the Aggregate Line Commitment shall be $80,000,000 and the Line Commitment and Percentage Interest of each Bank is set forth in Table A below:


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                                   TABLE A

                                               LINE                PERCENTAGE
        NAME OF BANK                        COMMITMENT              INTEREST
        ------------                        ----------              --------
Firstar Bank, National Association           $30,000,000              37.5%

Bank One, NA                                  27,500,000              34.375%

Harris Trust and Savings Bank                 22,500,000              28.125%
                                          ---------------          -----------

               Total:                        $80,000,000             100%
                                          ---------------          -----------



          From January 1, 2001 through the Line Termination Date, the Aggregate Line Commitment shall be $50,000,000 and the Line Commitment and Percentage Interest of each Bank is set forth in TABLE B below:


                                    TABLE B

                                               LINE                PERCENTAGE
        NAME OF BANK                        COMMITMENT              INTEREST
        ------------                        ----------              --------
Firstar Bank, National Association           $20,000,000               40%

Bank One, NA                                  17,500,000               35%

Harris Trust and Savings Bank                 12,500,000               25%
                                          ---------------          -----------

               Total:                        $50,000,000              100%
                                          ---------------          -----------


          The Company may repay the Line of Credit Loans and reborrow hereunder from time to time prior to the Line Termination Date. Each Line of Credit Loan from each Bank shall be in a minimum principal amount of $100,000 or a multiple of $100,000 in excess of such amount (except as provided in Section 2.1 with respect to Adjusted LIBOR Rate Loans), and shall be evidenced by a single promissory note of the Company in the form of Exhibit
     1.4 annexed hereto, payable to the order of the lending Bank in an amount equal to its respective Line Commitment from time to time in effect. The Line of Credit Notes shall be executed by the Company and delivered to the Banks on or prior to the Effective Date. Although the Line of Credit Notes shall be expressed to be payable in the full amounts specified above, the Company shall be obligated to pay only the amounts of Line of Credit Loans actually disbursed to or for the account of the Company, together with interest on the unpaid balance of sums so disbursed which remains outstanding from time to time, at the rates and on the dates specified herein or in the Line of Credit Notes, together with the other amounts provided herein.

     4. Representations. The Company repeats and reaffirms the representations and warranties set forth in Article IV of the Credit Agreement. The Company also represents and


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warrants that the execution, delivery and performance of this Amendment are within the corporate powers of the Company, have been duly authorized by all necessary corporate action and do not and will not (i) violate any provision of the certificate of incorporation or by-laws of the Company or of any law, regulation, order, or judgment presently in effect having applicability to the Company; (ii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority; or (iii) result in any breach of or constitute a default under any indenture or other agreement or instrument under which the Company is a party.

     5. Conditions. Without limiting any of the other terms of the Credit Agreement as amended hereby, this Amendment shall not become effective unless and until:

     (a) It has been executed and delivered by each party to the Credit
Agreement;

     (b) The Company has executed and/or delivered to the Banks or their respective counsel such documents concerning its corporate status and the authorization of such Amendment as may be requested.

     (c) All proceedings taken in connection with the transactions contemplated by this Amendment and all instruments, authorizations and other documents applicable thereto shall be satisfactory in form and substance in the reasonable opinion of the Banks and their counsel.

     6. Confirmation of Credit Agreement. Except as expressly provided above, the Credit Agreement shall remain in full force and effect.

     7. Fees and Expenses. The Company shall be responsible for the payment of all fees and out-of-pocket disbursements incurred by the Banks in connection with the preparation, execution, delivery, administration and enforcement of this Amendment and including without limitation the reasonable fees and disbursements of counsel for the Agent.

     8. Miscellaneous. The provisions of this Amendment shall inure to the benefit of and be binding upon any successor to any of the parties hereto. All agreements, representations and warranties made herein shall survive the execution of this Amendment and the extension of credit under the Credit Agreement, as so amended. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Wisconsin. This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.



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     If the foregoing is satisfactory to you, please sign the form of acceptance below and return a signed counterpart hereof to the Company.


                                   Very truly yours,

                                   PLEXUS CORP.


                                   By: /s/ Lisa M. Kelley
                                       ------------------------------------

                                   Title: VP Finance & Treasurer
                                          ---------------------------------


(CORPORATE SEAL)

     Agreed to as of the date first above written.


                                   FIRSTAR BANK,
                                   NATIONAL ASSOCIATION


                                   By: /s/
                                       ------------------------------------

                                   Title:
                                          ---------------------------------


                                   HARRIS TRUST AND SAVINGS BANK


                                   By: /s/
                                       ------------------------------------

                                   Title:
                                          ---------------------------------


                                   BANK ONE, NA
                                   (Main Office Chicago)


                                   By: /s/
                                       ------------------------------------

                                   Title:
                                          ---------------------------------





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